Execution Copy

Associated Estates Realty Corporation

$75,000,000 Common Shares
(without par value)

Equity Distribution Agreement
August 28, 2012

Merrill Lynch, Pierce, Fenner & Smith
Incorporated
One Bryant Park
New York, New York 10036
Ladies and Gentlemen:

Associated Estates Realty Corporation, a corporation organized under the laws of Ohio (the “Company”), confirms its agreement (this “Agreement”) with Merrill Lynch, Pierce, Fenner & Smith Incorporated (the “Manager”) as follows:

1.Description of Shares. The Company proposes to issue and sell through or to the Manager, as sales agent and/or principal, the Company's common shares, without par value (“Common Shares”), having an aggregate gross sales price of up to $75,000,000 (the “Shares”), from time to time during the term of this Agreement and on the terms set forth in Section 3 of this Agreement. For purposes of selling the Shares through the Manager, the Company hereby appoints the Manager as agent of the Company for the purpose of soliciting purchases of the Shares from the Company pursuant to this Agreement and the Manager agrees to use its reasonable efforts to solicit purchases of the Shares on the terms and subject to the conditions stated herein. The Company agrees that whenever it determines to sell the Shares directly to the Manager as principal, it will enter into a separate agreement (each, a “Terms Agreement”) in substantially the form of Annex I hereto, relating to such sale in accordance with Section 3 of this Agreement. Certain terms used herein are defined in Section 18 hereof.
The Company has also entered into separate equity distribution agreements (collectively, the “Alternative Distribution Agreements”), dated as of even date herewith, with Barclays Capital Inc., Citigroup Global Markets Inc., Jefferies & Company, Inc. and Raymond James & Associates, Inc. (collectively, the “Alternative Managers”). The aggregate gross sales price of the Shares that may be sold pursuant to this Agreement and the Alternative Distribution Agreements shall not exceed the Maximum Program Amount (as defined in Section 18 hereof).
2.Representations and Warranties. The Company represents and warrants to, and agrees with, the Manager at the Execution Time and on each such time the following representations and warranties are repeated or deemed to be made pursuant to this Agreement, as set forth below.
(a)The Company meets the requirements for use of Form S-3 under the Act and

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has prepared and filed with the Commission a registration statement (File Number 333-167472) on Form S-3, including a related Base Prospectus, for registration under the Act of the offering and sale of the Shares. Such Registration Statement, including any amendments thereto filed prior to the Execution Time or prior to any such time this representation is repeated or deemed to be made, have become effective. The Company has filed with the Commission the Prospectus Supplement relating to the Shares in accordance with Rule 424(b) promptly following execution of this Agreement. As filed, the Prospectus will contain all information required by the Act, and, except to the extent the Manager shall agree in writing to a modification, shall be in all substantive respects in the form furnished to the Manager prior to the Execution Time or prior to any such time this representation is repeated or deemed to be made. The Registration Statement, at the Execution Time, each such time this representation is repeated or deemed to be made, and at all times during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 or any similar rule) in connection with any offer or sale of Shares, meets the requirements set forth in Rule 415(a)(1)(x). The initial Effective Date of the Registration Statement was not earlier than the date three years before the Execution Time. Any reference herein to the Registration Statement, the Base Prospectus, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Base Prospectus, the Prospectus Supplement or the Prospectus, as the case may be; any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Base Prospectus, the Prospectus Supplement or the Prospectus, as the case may be, deemed to be incorporated therein by reference; and any reference to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Registration Statement, the Base Prospectus, the Prospectus Supplement or the Prospectus (or other references of like import) shall be deemed to include all such financial statements and schedules and other information which are incorporated by reference in or otherwise deemed by the Act to be a part of or included in the Registration Statement, the Base Prospectus, the Prospectus Supplement or the Prospectus, as the case may be, as of any specified date. Notwithstanding the foregoing, the representations and warranties in this subsection shall not apply to (i) that part of the Registration Statement (including any new registration statement filed pursuant to Section 2(b) below) which constitutes the Statement of Eligibility on Form T-1 of the trustee under the Trust Indenture Act (the “Form T-1”) or (ii) statements in or omissions from the Registration Statement or any amendment thereof or the Prospectus or any amendments or supplements thereto, made in reliance upon and in conformity with information furnished to the Company in writing by the Manager relating to the Manager expressly for use therein.
(b)To the extent that the Registration Statement is not available for the sales of the Shares as contemplated by this Agreement and/or the Alternative Distribution Agreements, the Company shall file a new registration statement with respect to any

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additional Common Shares necessary to complete such sales of the Shares and shall cause such registration statement to become effective as promptly as practicable. After the effectiveness of any such registration statement, all references to “Registration Statement” included in this Agreement shall be deemed to include such new registration statement, including all documents incorporated by reference therein pursuant to Item 12 of Form S-3, and all references to “Base Prospectus” included in this Agreement shall be deemed to include the final form of prospectus, including all documents incorporated therein by reference, included in any such registration statement at the time such registration statement became effective.
(c)On each Effective Date, at the Execution Time, at each Applicable Time, at each Settlement Date (as defined in Section 3(a)(vii)) or Time of Delivery (as defined in Section 3(c)), as applicable, and at all times during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 or any similar rule) in connection with any offer or sale of Shares, the Registration Statement complied and will comply in all material respects with the applicable requirements of the Act and the rules thereunder and did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b), at the Execution Time, at each Applicable Time, on each Settlement Date or Time of Delivery, as applicable, and at all times during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 or any similar rule) in connection with any offer or sale of Shares, the Prospectus (together with any supplement thereto) complied and will comply in all material respects with the applicable requirements of the Act and did not and will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to (A) statements in or omissions from the Registration Statement or any amendment thereof or the Prospectus or any amendments or supplements thereto, made in reliance upon and in conformity with information furnished to the Company in writing by the Manager relating to the Manager expressly for use therein or (B) the Form T-1.
(d)At the Execution Time, at each Applicable Time and at each Settlement Date or Time of Delivery, as applicable, the Disclosure Package does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by the Manager specifically for use therein.
(e)The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Exchange Act and, when read together with the other

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information in the Prospectus, on each Effective Date, at the Execution Time, at each Applicable Time, at each Settlement Date or Time of Delivery, as applicable, and at all times during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 or any similar rule) in connection with any offer or sale of Shares did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.
(f)At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Shares and (ii) as of the Execution Time and on each such time this representation is repeated or deemed to be made (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an Ineligible Issuer.
(g)Each Issuer Free Writing Prospectus does not include any information that conflicts with the information contained in the Registration Statement, including any document incorporated therein by reference and any prospectus supplement deemed to be a part thereof that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by the Manager specifically for use therein.
(h)The Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the Act, and the Company is not the subject of a pending proceeding under Section 8A of the Act in connection with the offering of the Shares.
(i)The Common Shares are “actively traded securities” exempted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.
(j)Other than the Alternative Distribution Agreements, the Company has not entered into any other sales agency agreements or other similar arrangements with any agent or any other representative in respect of at the market offerings of the Shares in accordance with Rule 415(a)(4) of the Act.
(k)The Company has not taken and will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.
(l)Except as provide for in this Agreement or the Alternative Distribution Agreements, there is no broker, finder or other party that is entitled to receive from the

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Company any brokerage or finder's fee or other fee or commission as a result of any transactions contemplated by this Agreement or the Alternative Distribution Agreements.
(m)The Company has been duly organized and is validly existing and in good standing as a corporation under the laws of the State of Ohio, with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Disclosure Package and the Prospectus; and the Company is duly qualified to do business and in good standing as a foreign corporation in all other jurisdictions where its ownership or leasing of properties or the conduct of its business requires such qualification, except where the failure to qualify and be in good standing would not reasonably be expected to have a Material Adverse Effect.
(n)Each subsidiary of the Company has been duly incorporated or formed and is validly existing as a corporation, partnership, limited liability company or real estate investment trust in good standing or in full force and effect under the laws of the jurisdiction of its incorporation or formation, has corporate, partnership, limited liability company or real estate investment trust power and authority to own, lease and operate its properties and to conduct its business and is duly qualified as a foreign corporation, partnership, limited liability company or real estate investment trust to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not reasonably be expected to have a Material Adverse Effect.
(o)The issued and outstanding capital shares of the Company have been duly authorized and validly issued and are fully paid and non‑assessable and are not subject to preemptive or other similar rights. The capital shares of the Company conform in all material respects to all statements relating thereto contained in the Disclosure Package and the Prospectus. All of the issued and outstanding capital stock of the Company's subsidiaries have been duly authorized and validly issued, are fully paid and non‑assessable and, except as disclosed in the Disclosure Package and the Prospectus, are owned directly or indirectly by the Company, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, except for such security interests, mortgages, pledges, liens, encumbrances, claims or equities that would not have a Material Adverse Effect.
(p)Since the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus, except as otherwise stated therein, (A) there has not occurred any material adverse change or any development that is reasonably likely to involve a material adverse change in the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, from that set forth in the Disclosure Package and the Prospectus (exclusive of any supplements thereto), (B) there have been no transactions entered into by the Company or its subsidiaries which are material with respect to the Company and its subsidiaries taken as a whole other than those in the ordinary course of business and (C) except for regular quarterly distributions on the Common Shares, and regular distributions declared, paid or made in accordance with

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the terms of any class or series of the Company's preferred shares, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital shares.
(q)The consolidated historical financial statements and schedules of the Company and its consolidated subsidiaries included in the Registration Statement, the Disclosure Package and the Prospectus present fairly the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply in all material respects as to form with the applicable accounting requirements of the Act and have been prepared in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The selected financial data and the summary financial information included in the Registration Statement, the Disclosure Package and the Prospectus fairly present, in all material respects, on the basis stated in the Registration Statement, the Disclosure Package and the Prospectus, the information included therein. The statements of certain revenues and expenses of the properties acquired or proposed to be acquired included in the Registration Statement, the Disclosure Package and the Prospectus, if any, present fairly in all material respects the information set forth therein, have been prepared in conformity with GAAP applied on a consistent basis and otherwise have been prepared in accordance with the applicable financial statement requirements of Rule 3‑14 of the Exchange Act with respect to real estate operations acquired or to be acquired. The pro forma financial statements included in the Registration Statement, the Disclosure Package and the Prospectus, if any, include assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma adjustments reflect the proper application of those adjustments to the historical financial statement amounts in the pro forma financial statements included in the Registration Statement, the Disclosure Package and the Prospectus. The pro forma financial statements included in the Registration Statement, the Disclosure Package and the Prospectus, if any, comply as to form in all material respects with the applicable accounting requirements of Regulation S‑X under the Act and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements. All disclosures contained in the Registration Statement, the Disclosure Package and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission), if any, comply in all material respects with Regulation G under the Exchange Act and Item 10 of Regulation S-K under the Act, to the extent applicable.
(r)PricewaterhouseCoopers LLP (the “Accountants”), who have certified certain financial statements of the Company and its consolidated subsidiaries and delivered their report with respect to the audited consolidated financial statements and schedules included in the Registration Statement, the Disclosure Package and the Prospectus, are independent public accountants with respect to the Company within the meaning of the Act.
(s)This Agreement has been, and as of any relevant Applicable Time the

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applicable Terms Agreement, if any, will have been, duly authorized, executed and delivered by the Company.
(t)The Shares have been duly authorized by the Company for issuance and sale pursuant to this Agreement and any applicable Terms Agreement or any of the Alternative Distribution Agreements and any applicable terms agreement thereunder, as the case may be, and, when issued and delivered pursuant to this Agreement and any applicable Terms Agreement, against payment of the consideration therefor, will be validly issued, fully paid and non-assessable. The Shares conform in all material respects to all statements relating thereto contained in the Disclosure Package and the Prospectus; and the certificates for the Shares are in valid and sufficient form. The issuance of the Shares is not subject to preemptive or other similar rights; and, except as set forth in the Disclosure Package and the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, capital shares of or ownership interests in the Company are outstanding.
(u)Starting with its taxable year ended December 31, 1993, the Company has elected under Section 856(c) of the Internal Revenue Code of 1986, as amended (the “Code”), to be taxed as a real estate investment trust (“REIT”), and such election has not been revoked or terminated. The Company has qualified as a REIT for its taxable years ended December 31, 1993 through December 31, 2011 and the Company has operated and intends to continue to operate so as to qualify as a REIT thereafter.
(v)Neither the Company nor any of its subsidiaries is, or will be immediately after the consummation of the transactions contemplated by this Agreement and any applicable Terms Agreement, required to be registered as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”).
(w)No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein, except for the filing of the Prospectus Supplement as contemplated by Section 2(a) and the filing of reports under the Exchange Act and such as have been obtained or made by the Company under the Act or applicable state securities or blue sky laws or real estate syndication laws or the rules of the Financial Industry Regulatory Authority (“FINRA”).
(x)Neither the Company nor any of its subsidiaries is in violation of its respective charter or by-laws or other organizational document, or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it is a party or by which it or its properties may be bound, where such defaults in the aggregate would reasonably be expected to have a Material Adverse Effect, and compliance by the Company with its obligations hereunder will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or its subsidiaries pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any of its subsidiaries is a party or by which it may be bound or to which any of the

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property or assets of the Company or any of its subsidiaries is subject, nor will such action result in any violation of the provisions of the charter or by-laws or other organizational document of the Company or its subsidiaries or, to the best of its knowledge, any law, administrative regulation or administrative or court order or decree.
(y)No holders of securities of the Company have rights to the registration of such securities under the Registration Statement.
(z)No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or its or their property is pending or, to the best knowledge of the Company, threatened that (i) would reasonably be expected to have a material adverse effect on the performance of this Agreement or any applicable Terms Agreement or the consummation of any of the transactions contemplated hereby or thereby or (ii) would reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto). All pending legal or governmental proceedings to which the Company or any of its subsidiaries is a party or of which any of their respective property is the subject which are not described in the Disclosure Package and the Prospectus, including routine litigation incidental to the business, are, considered in the aggregate, not material; and there are no material contracts or documents of the Company or its subsidiaries which are required to be filed as exhibits to the Registration Statement by the Act which have not been so filed.
(aa)(A) The Company or its subsidiaries have good and marketable title or leasehold interest, as the case may be, to the portfolio properties (the “Portfolio Properties”) described in the Disclosure Package and the Prospectus as being owned by the Company or its subsidiaries (except with respect to properties described in the Disclosure Package and the Prospectus as being held by the Company through joint ventures), in each case free and clear of all liens, encumbrances, claims, security interests and defects (collectively, “Defects”), except such as do not materially interfere with the use made and proposed to be made of such property or interests by the Company or such subsidiaries, as the case may be; (B) the joint venture interest in each property described in the Disclosure Package and the Prospectus as being held by the Company through a joint venture is owned free and clear of all Defects except for such Defects that will not have a Material Adverse Effect; (C) all liens, charges, encumbrances, claims or restrictions on or affecting the properties and assets of the Company or its subsidiaries are disclosed in the Disclosure Package and the Prospectus, subject to the exception set forth in clause (A) above; (D) except as disclosed in the Disclosure Package and the Prospectus, none of the Company or its subsidiaries is in default under any of the leases governing the Portfolio Properties and the Company does not know of any event which, but for the passage of time or the giving of notice, or both, would constitute a default under any of such leases, except such defaults that would not have a Material Adverse Effect; (E) no tenant under any of the leases pursuant to which the Company or its subsidiaries leases any of the Portfolio Properties has an option or right of first refusal to purchase the premises demised under such lease except (i) as otherwise described in the Disclosure Package and the Prospectus and (ii) for such options or rights

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of first refusal that, if exercised, would not have a Material Adverse Effect; (F) to the best knowledge of the Company, each of the Portfolio Properties complies with all applicable codes and zoning laws and regulations, except for such failures to comply which would not individually or in the aggregate have a Material Adverse Effect; and (G) the Company does not have knowledge of any pending or threatened condemnation, zoning change or other proceeding or action that will in any manner affect the size of, use of, improvements on, construction on or access to the Portfolio Properties, except such proceedings or actions that would not have a Material Adverse Effect.
(bb)    The Company or its subsidiaries have title insurance on each of the Portfolio Properties (except with respect to each property described in the Disclosure Package and the Prospectus as held by the Company through a joint venture) in an amount at least equal to the cost of acquisition of such Portfolio Property except, in each case, where the failure to maintain such title insurance would not have a Material Adverse Effect; the joint venture owning each property described in the Disclosure Package and the Prospectus as held by the Company through a joint venture has title insurance on such property in an amount at least equal to the greater of (A) the cost of acquisition of such Portfolio Property by such joint venture and (B) the cost of construction of the improvements located on such Portfolio Property, except in each case, where the failure to maintain such title insurance would not have a Material Adverse Effect.
(cc)    The mortgages and deeds of trust encumbering the Portfolio Properties are not convertible and neither the Company nor any of its subsidiaries holds a participating interest therein and said mortgages and deeds of trust are not cross‑defaulted or cross‑collateralized to any property not owned by the Company or its subsidiaries.
(dd)    The Company and its subsidiaries are (i) in compliance with any and all applicable foreign, Federal, state and local laws and regulations relating to the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) have not received notice of any actual or potential liability under any Environmental Law, except where such non‑compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto). Except as set forth in the Disclosure Package and the Prospectus, neither the Company nor any of the subsidiaries has been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.
(ee)    In the ordinary course of its business, the Company periodically reviews the effect of Environmental Laws on the business, operations, Portfolio Properties and other assets of the Company and its subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating

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expenditures required for clean‑up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Company has reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).
(ff)    The Company has filed all tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto)) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).
(gg)    No labor problem or dispute with the employees of the Company or any of its subsidiaries exists or, to the best knowledge of the Company, is threatened or imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or its subsidiaries' principal suppliers, contractors or customers, that would reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).
(hh)    No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary's capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company, except as described in or contemplated by the Disclosure Package and the Prospectus (exclusive of any supplement thereto).
(ii)    The Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by all applicable authorities necessary to conduct their respective businesses, and neither the Company nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).
(jj)    Neither the Company nor any of its subsidiaries is, or will be immediately after the consummation of the transactions contemplated by this Agreement or any applicable Terms Agreement, required to own or possess any trademarks, service marks, trade names or copyrights in order to conduct the business now operated by them.
(kk)    No relationship, direct or indirect, exists between or among any of the

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Company or its subsidiaries, on the one hand, and any director, officer, shareholder, customer or supplier of the Company or its subsidiaries, on the other hand, which is required by the Act or the Exchange Act to be described in the Registration Statement or the Prospectus which is not so described or is not described as required. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of their respective family members, except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus.
(ll)    The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance, as to itself and its subsidiaries, that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the principal executive officer and principal financial officer of the Company have made all certifications required by Sections 302 and 906 of the Sarbanes-Oxley Act of 2002 and any related rules and regulations promulgated by the Commission, and the statements contained in any such certification are complete and correct. The Company's internal controls over financial reporting are effective and the Company is not aware of any material weakness in its internal controls over financial reporting.
(mm)    The Company maintains “disclosure controls and procedures” (as such term is defined in Rule 13a‑15(e) of the Exchange Act) for itself and its subsidiaries; such disclosure controls and procedures are effective.
(nn)    Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA.
(oo)    Neither the Company nor any of its subsidiaries is aware of, has taken or will take any action, directly or indirectly, that would result in a violation of applicable money laundering statutes and the rules and regulations thereunder or any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before

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any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.
(pp)    Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.
(qq)    Except as disclosed in the Disclosure Package and the Prospectus, the Company (i) does not have any material lending or other relationship with any bank or lending affiliate of the Manager and (ii) does not intend to use any of the proceeds from the sale of the Shares hereunder to repay any outstanding debt owed to any affiliate of the Manager.
Any certificate signed by any officer of the Company and delivered to the Manager or counsel for the Manager in connection with this Agreement or any Terms Agreement shall be deemed a representation and warranty by the Company, as to matters covered thereby, to the Manager.
3.Sale and Delivery of Shares.
(a)Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to issue and sell Shares from time to time through the Manager, acting as sales agent, and the Manager agrees to use its reasonable efforts to sell, as sales agent for the Company, the Shares on the following terms.
(i)The Shares are to be sold on a daily basis or otherwise as shall be agreed to by the Company and the Manager on any day that (A) is a trading day for the New York Stock Exchange (the “NYSE”) and the Nasdaq Global Market (“Nasdaq”), (B) the Company has instructed the Manager by telephone (confirmed promptly by electronic mail) to make such sales and (C) the Company has satisfied its obligations under Section 6 of this Agreement. The Company will designate the maximum amount of the Shares to be sold by the Manager daily as agreed to by the Manager (in any event not in excess of the Maximum Program Amount and the amount available for issuance under the currently effective Registration Statement) and the minimum price per Share at which such Shares may be sold. Subject to the terms and conditions hereof, the Manager shall use its reasonable efforts to sell on a particular day all of the Shares designated for sale by the Company on such day. The gross sales price of the Shares sold under this Section 3(a) shall be the market price for the Company's Common Shares sold by the Manager under this Section 3(a) on the NYSE and Nasdaq at the time of sale of such Shares or otherwise at prices relating to prevailing market prices or at negotiated prices.

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(ii)The Company acknowledges and agrees that (A) there can be no assurance that the Manager will be successful in selling the Shares, (B) the Manager will incur no liability or obligation to the Company or any other person or entity if it does not sell Shares for any reason other than a failure by the Manager to use its reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell such Shares as required under this Agreement, and (C) the Manager shall be under no obligation to purchase Shares on a principal basis pursuant to this Agreement, except as otherwise specifically agreed by the Manager and the Company.
(iii)The Company shall not authorize the issuance and sale of, and the Manager shall not be obligated to use its reasonable efforts to sell, any Share at a price lower than the minimum price therefor designated from time to time by the Company's Board of Directors (the “Board”), a duly authorized committee thereof or a duly authorized executive officer of the Company, and notified to the Manager in writing. The Company or the Manager may, upon notice to the other party hereto by telephone (confirmed promptly by electronic mail), suspend the offering of the Shares for any reason and at any time; provided, however, that such suspension or termination shall not affect or impair the parties' respective obligations with respect to the Shares sold hereunder prior to the giving of such notice.
(iv)The Manager hereby covenants and agrees not to make any sales of the Shares on behalf of the Company, pursuant to this Section 3(a), other than by means of ordinary brokers' transactions between members of the NYSE or Nasdaq, or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices.
(v)The compensation to the Manager for sales of the Shares with respect to which the Manager acts as sales agent under this Agreement shall be calculated in accordance with the terms set forth in Schedule I and payable as described in the succeeding subsection (vi) below. The foregoing compensation shall not apply when the Manager acts as principal, in which case the Company may sell Shares to the Manager as principal at a price agreed upon at the relevant Applicable Time pursuant to a Terms Agreement. The remaining proceeds, after further deduction for any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales (the “Transaction Fees”), shall constitute the net proceeds to the Company for such Shares (the “Net Proceeds”).
(vi)The Manager shall provide written confirmation (which may be by facsimile or electronic mail) to the Company following the close of trading on the NYSE and Nasdaq each day in which the Shares are sold under this Section 3(a) setting forth the number of the Shares sold on such day, the aggregate gross sales proceeds and the Net Proceeds to the Company, and the compensation payable by the Company to the Manager with respect to such sales. Such compensation shall be set forth and invoiced in periodic statements from the Manager to the Company,

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with payment to be made by the Company promptly after its receipt thereof.
(vii)Settlement for sales of the Shares pursuant to this Section 3(a) will occur on the third business day following the date on which such sales are made (each such day, a “Settlement Date”). On each Settlement Date, the Shares sold through the Manager for settlement on such date shall be issued and delivered by the Company to the Manager against payment of the aggregate gross sales proceeds less any Transaction Fees for the sale of such Shares. Settlement for all such Shares shall be effected by free delivery of the Shares to the Manager's account at The Depository Trust Company (“DTC”) in return for payments in same day funds delivered to the account designated by the Company. If the Company or its transfer agent (if applicable) shall default on its obligation to deliver the Shares on any Settlement Date, the Company shall (A) indemnify and hold the Manager harmless against any loss, claim or damage arising from or as a result of such default by the Company and (B) pay the Manager any commission to which it would otherwise be entitled absent such default. If the Manager breaches this Agreement by failing to deliver the aggregate gross sales proceeds less any Transaction Fees to the Company on any Settlement Date for the Shares delivered by the Company, the Manager will pay the Company interest based on the effective overnight federal funds rate on such unpaid amount less any compensation due to the Manager.
(viii)At each Applicable Time, Settlement Date and Representation Date (as defined in Section 4(k)), the Company shall be deemed to have affirmed each representation and warranty contained in this Agreement as if such representation and warranty were made as of such date, modified as necessary to relate to the Registration Statement and the Prospectus as amended as of such date. Any obligation of the Manager to use its reasonable efforts to sell the Shares on behalf of the Company shall be subject to the continuing accuracy of the representations and warranties of the Company herein, to the performance by the Company of its obligations hereunder and to the continuing satisfaction of the additional conditions specified in Section 6 of this Agreement.
(ix)The Company agrees that any offer to sell, any solicitation of an offer to buy or any sales of Shares shall only be effected by or through only one of the Manager or an Alternative Manager on any single given day, but in no event more than one, and the Company shall in no event request that the Manager and any of the Alternative Managers sell Shares on the same day.
(b)If the Company wishes to issue and sell the Shares pursuant to this Agreement but other than as set forth in Section 3(a) of this Agreement (each, a “Placement”), it will notify the Manager of the proposed terms of such Placement. If the Manager, acting as principal, wishes to accept such proposed terms (which it may decline to do for any reason in its sole discretion) or, following discussions with the Company wishes to accept amended terms, the Manager and the Company will enter into a Terms Agreement setting forth the terms of such Placement. The terms set forth in a Terms Agreement will not be binding on

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the Company or the Manager unless and until the Company and the Manager have each executed such Terms Agreement accepting all of the terms of such Terms Agreement. In the event of a conflict between the terms of this Agreement and the terms of a Terms Agreement, the terms of such Terms Agreement will control.
(c)Each sale of the Shares to the Manager shall be made in accordance with the terms of this Agreement and, if applicable, a Terms Agreement, which will provide for the sale of such Shares to, and the purchase thereof by, the Manager. A Terms Agreement may also specify certain provisions relating to the reoffering of such Shares by the Manager. The commitment of the Manager to purchase the Shares pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations and warranties of the Company herein contained and shall be subject to the terms and conditions herein set forth. Each Terms Agreement shall specify the number of Shares to be purchased by the Manager pursuant thereto, the price to be paid to the Company for such Shares, any provisions relating to rights of, and default by, underwriters acting together with the Manager in the reoffering of the Shares, and the time and date (each such time and date being referred to herein as a “Time of Delivery”) and place of delivery of and payment for such Shares. Such Terms Agreement shall also specify any requirements for opinions of counsel, accountants' letters and officers' certificates pursuant to Section 6 of this Agreement and any other information or documents required by the Manager.
(d)Under no circumstances shall the number and aggregate amount of the Shares sold pursuant to this Agreement and any Terms Agreement, together with all sales of Shares under each of the Alternative Distribution Agreements (and any terms agreements thereunder), exceed (i) the Maximum Program Amount, (ii) the number of Common Shares available for issuance under the currently effective Registration Statement or (iii) the number and aggregate amount of the Shares authorized from time to time to be issued and sold under this Agreement and each Alternative Distribution Agreement by the Board, or a duly authorized committee thereof, and notified to the Manager in writing.
(e)If either party has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Shares, it shall promptly notify the other party and sales of the Shares under this Agreement and any Terms Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party.
(f)Notwithstanding any other provision of this Agreement, the Company shall not request the sale of any Shares that would be sold, and the Manager shall not be obligated to sell, during (i) any period in which the Company is or the Manager reasonably believes the Company could be deemed to be, in possession of material non-public information or (ii) during the fourteen (14) calendar days prior to any public announcement or release disclosing the Company's results of operations or financial condition for a completed quarterly or annual fiscal period (each, an “Earnings Announcement”).
(g)If the Company wishes to offer, sell or deliver Shares at any time during the period from and including the date on which the Company shall make an Earnings

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Announcement through the time that the Company files a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K that includes consolidated financial statements as of and for the same period or periods, as the case may be, covered by such Earnings Announcement, the Company shall (i) prepare and deliver to the Manager (with a copy to counsel to the Manager) a Current Report on Form 8-K which shall include substantially the same financial and related information as was set forth in the relevant Earnings Announcement (other than any earnings projections, similar forward-looking data and officers' quotations) (each, an “Earnings 8-K”), in form and substance reasonably satisfactory to the Manager, (ii) provide the Manager with the officers' certificate, accountants' letter and opinions and letters of counsel called for by Sections 4(k), (l), (m) and (n) hereof, respectively, (iii) afford the Manager the opportunity to conduct a due diligence review in accordance with Section 4(o) hereof and (iv) file such Earnings 8-K with the Commission. For purposes of clarity, the parties hereto agree that the delivery of any officers' certificate, accountants' letter and opinions and letters of counsel pursuant to this Section 3(g) shall not relieve the Company from any of its obligations under this Agreement with respect to any Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as the case may be, including, without limitation, the obligation to deliver officers' certificates, accountants' letters and legal opinions and letters as provided in Section 4 hereof.
4.Agreements. The Company agrees with the Manager that:
(a)During any period when the delivery of a prospectus relating to the Shares is required (including in circumstances where such requirement may be satisfied pursuant to Rule 172) to be delivered under the Act, the Company will not file any amendment of the Registration Statement (which shall not be deemed to include any filing required to be made by the Company under the Exchange Act) or supplement (including the Prospectus Supplement) to the Base Prospectus or any Rule 462(b) Registration Statement unless the Company has furnished to the Manager a copy for its review prior to filing and will not file any such proposed amendment or supplement to which the Manager reasonably objects. The Company will properly complete the Prospectus, in a form approved by the Manager, and will file such Prospectus, as amended at the Execution Time, with the Commission pursuant to the applicable paragraph of Rule 424(b) promptly following the Execution Time and will cause any supplement to the Prospectus to be properly completed, in a form approved by the Manager, and will file such supplement with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed thereby and will provide evidence satisfactory to the Manager of such timely filing. The Company will promptly advise the Manager (i) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission, (ii) when, during any period when the delivery of a prospectus (whether physically or through compliance with Rule 172 or any similar rule) is required under the Act in connection with the offering or sale of the Shares, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Prospectus or for any additional information, (iv) of the issuance

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by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its reasonable best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as practicable the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its reasonable best efforts to have such amendment or new registration statement declared effective as soon as practicable.
(b)If, at any time on or after an Applicable Time but prior to the related Settlement Date or Time of Delivery, as applicable, any event occurs as a result of which the Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing not misleading, the Company will (i) notify promptly the Manager so that any use of the Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement the Disclosure Package to correct such statement or omission; and (iii) supply any amendment or supplement to the Manager in such quantities as the Manager may reasonably request.
(c)During any period when the delivery of a prospectus relating to the Shares is required (including in circumstances where such requirement may be satisfied pursuant to Rule 172) to be delivered under the Act, any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, or if it shall be necessary to amend the Registration Statement, file a new registration statement or supplement the Prospectus to comply with the Act or the Exchange Act, including in connection with use or delivery of the Prospectus, the Company promptly will (i) notify the Manager of any such event, (ii) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 4, an amendment or supplement or new registration statement which will correct such statement or omission or effect such compliance, (iii) use its reasonable best efforts to have any amendment to the Registration Statement or new registration statement declared effective as soon as practicable in order to avoid any disruption in use of the Prospectus and (iv) supply any supplemented Prospectus to the Manager in such quantities as the Manager may reasonably request.
(d)The Company will make generally available to holders of the Shares as soon as practicable, but in any event not later than 18 months after the effective date (as defined in Rule 158(c) under the Act) of the Registration Statement, an earnings statement of the Company and its consolidated subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission promulgated

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thereunder (including the option of the Company to file periodic reports in order to make generally available such earnings statement, to the extent that it is required to file such reports under Section 13 or Section 15(d) of the Exchange Act, pursuant to Rule 158 of the Act).
(e)The Company will furnish to the Manager and counsel for the Manager, without charge, conformed copies of the Registration Statement (including exhibits thereto) and, so long as delivery of a prospectus by the Manager or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of the Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Manager may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the offering.
(f)The Company will arrange, if necessary, for the qualification of the Shares for sale under the laws of such jurisdictions as the Manager may reasonably request and will maintain such qualifications in effect so long as required for the distribution of the Shares; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Shares, in any jurisdiction where it is not now so subject.
(g)The Company agrees that, unless it has or shall have obtained the prior written consent of the Manager, and the Manager agrees with the Company that, unless it has or shall have obtained, as the case may be, the prior written consent of the Company, it has not made and will not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule II hereto. Any such free writing prospectus consented to by the Manager or the Company, as applicable, is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (ii) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.
(h)During any period during which the Company has instructed the Manager to sell Shares under this Agreement, the Company will not offer, sell, contract to sell, pledge, or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition of (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company) directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put

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equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any other Common Shares or any securities convertible into, or exercisable, or exchangeable for, Common Shares; or publicly announce an intention to effect any such transaction without (i) giving the Manager at least three Business Days' prior written notice specifying the nature of the proposed transaction and the date of such proposed transaction and (ii) the Manager suspending acting under this Agreement for such period of time requested by the Company or as deemed appropriate by the Manager in light of the proposed transaction; provided, however, that the Company may issue and sell Common Shares pursuant to any employee stock option plan, stock ownership plan or dividend reinvestment plan of the Company in effect at the Execution Time (including allowing any manner of exercise or satisfaction of tax withholding permitted by such plans) and the Company may issue Common Shares issuable upon the conversion of securities or the exercise of warrants outstanding at the Execution Time.
(i)The Company will not (i) take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or (ii) sell, bid for, purchase or pay any person (other than as contemplated by this Agreement, any Terms Agreement, any of the Alternative Distribution Agreements or any terms agreements thereunder) any compensation for soliciting purchases of the Shares.
(j)The Company will, at any time during the term of this Agreement, as supplemented from time to time, advise the Manager immediately after it shall have received notice or obtain knowledge thereof, of any information or fact that would materially adversely alter or affect any opinion, certificate, letter and other document provided to the Manager pursuant to Section 6 herein.
(k)Upon the initial commencement of the offering of the Shares under this Agreement (and upon the recommencement of the offering of the Shares under this Agreement following the termination of a suspension of sales hereunder), and each time that (i) the Registration Statement or the Prospectus shall be amended or supplemented (other than a prospectus supplement relating solely to the offering of securities other than the Shares), (ii) there is filed with the Commission any document incorporated by reference into the Prospectus, (iii) the Shares are delivered to the Manager as principal at the Time of Delivery pursuant to a Terms Agreement, (iv) there is filed with the Commission an Earnings 8-K as contemplated by Section 3(g) hereof or (v) otherwise as the Manager may reasonably request (such initial commencement or recommencement date and each such date referred to in (i), (ii), (iii), (iv) and (v) above, a “Representation Date”), the Company shall furnish or cause to be furnished to the Manager forthwith a certificate dated and delivered such Representation Date, in form reasonably satisfactory to the Manager to the effect that the statements contained in the certificate referred to in Section 6(d) of this Agreement which were last furnished to the Manager are true and correct at the time of such commencement or recommencement, amendment, supplement, filing, or delivery, as the case may be, as though made at and as of such time (except that such statements shall be deemed to relate

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to the Registration Statement and the Prospectus as amended and supplemented to such time) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in said Section 6(d), modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such certificate. The requirement to provide a certificate under this Section 4(k) shall be waived for any Representation Date occurring at a time at which the Company has not instructed the Manager to sell Shares pursuant to Section 3, which waiver shall continue until the date the Company instructs the Manager to sell Shares pursuant to Section 3. Notwithstanding the foregoing, if the Company subsequently decides to instruct the Manager to sell Shares following a Representation Date when the Company relied on such waiver and did not provide the Manager with a certificate under this Section 4(k), then before the Company instructs the Manager to sell Shares pursuant to Section 3 or the Manager sells any Shares, the Company shall provide the Manager with the certificate required by this Section 4(k), dated the date of the instruction to the Manager.
(l)At each Representation Date, the Company shall furnish or cause to be furnished forthwith to the Manager and to counsel to the Manager a written opinion of Baker Hostetler, LLP, counsel to the Company, or other counsel satisfactory to the Manager (“Company Counsel”), dated and delivered such Representation Date, in form and substance reasonably satisfactory to the Manager, of the same tenor as the opinions referred to in Section 6(b) of this Agreement, but modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion. If such counsel has previously furnished an opinion to the effect set forth in Section 6(b), such counsel may deliver a letter to the Manager to the effect that the Manager may rely on such previously furnished opinion of such counsel to the same extent as though it were dated the date of such letter authorizing reliance (except that the statements in such last opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such date of the reliance letter). The requirement to provide an opinion under this Section 4(l) shall be waived for any Representation Date occurring at a time at which the Company has not instructed the Manager to sell Shares pursuant to Section 3, which waiver shall continue until the date the Company instructs the Manager to sell Shares pursuant to Section 3. Notwithstanding the foregoing, if the Company subsequently decides to instruct the Manager to sell Shares following a Representation Date when the Company relied on such waiver and did not provide the Manager with an opinion under this Section 4(l), then before the Company instructs the Manager to sell Shares pursuant to Section 3 or the Manager sells any Shares, the Company shall provide the Manager with the opinion required by this Section 4(l), dated the date of the instruction to the Manager.
(m)At each Representation Date, Sidley Austin LLP, counsel to the Manager, shall deliver a written opinion, dated and delivered such Representation Date, in form and substance reasonably satisfactory to the Manager, of the same tenor as the opinions referred to in Section 6(c) of this Agreement but modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion. If such counsel has previously furnished an opinion to the effect set forth in Section 6(c), such counsel may deliver a letter to the Manager to the effect that the Manager may

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rely on such previously furnished opinion of such counsel to the same extent as though it were dated the date of such letter authorizing reliance (except that the statements in such last opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such date of the reliance letter). The requirement to provide an opinion under this Section 4(m) shall be waived for any Representation Date occurring at a time at which the Company has not instructed the Manager to sell Shares pursuant to Section 3, which waiver shall continue until the date the Company instructs the Manager to sell Shares pursuant to Section 3. Notwithstanding the foregoing, if the Company subsequently decides to instruct the Manager to sell Shares following a Representation Date when Sidley Austin LLP relied on such waiver and did not provide the Manager with an opinion under this Section 4(m), then before the Company instructs the Manager to sell Shares pursuant to Section 3 or the Manager sells any Shares, Sidley Austin LLP shall provide the Manager with the opinion required by this Section 4(m), dated the date of the instruction to the Manager.
(n)Upon the initial commencement of the offering of the Shares under this Agreement (and upon the recommencement of the offering of the Shares under this Agreement following the termination of a suspension of sales hereunder), and each time that (i) the Registration Statement or the Prospectus shall be amended or supplemented to include additional amended financial information, (ii) the Shares are delivered to the Manager as principal at a Time of Delivery pursuant to a Terms Agreement, (iii) the Company files a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K, or (iv) at the Manager's request and upon reasonable advance notice to the Company, there is filed with the Commission any document which contains financial information (other than an Annual Report on Form 10-K or Quarterly Report on Form 10-Q) incorporated by reference into the Prospectus, the Company shall cause the Accountants, or other independent accountants satisfactory to the Manager forthwith, to furnish the Manager a letter, dated the date of commencement or recommencement, effectiveness of such amendment, the date of filing of such supplement or other document with the Commission, or the Time of Delivery, as the case may be, in form reasonably satisfactory to the Manager, of the same tenor as the letter referred to in Section 6(e) of this Agreement but modified to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter. The requirement to provide an accountants' letter under this Section 4(n) shall be waived for any such date occurring at a time at which the Company has not instructed the Manager to sell Shares pursuant to Section 3, which waiver shall continue until the date the Company instructs the Manager to sell Shares pursuant to Section 3. Notwithstanding the foregoing, if the Company subsequently decides to instruct the Manager to sell Shares following the date of commencement or recommencement, effectiveness of such amendment, the date of filing of such supplement or other document with the Commission, or the Time of Delivery, as the case may be, when the Company relied on such waiver and did not provide the Manager with an accountants' letter under this Section 4(n), then before the Company instructs the Manager to sell Shares pursuant to Section 3 or the Manager sells any Shares, the Company shall provide the Manager with the accountants' letter required by this Section 4(n), dated the date of the instruction to the Manager.

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(o)At each Representation Date, the Company will conduct a due diligence session, in form and substance reasonably satisfactory to the Manager, which shall include representatives of management and the independent accountants of the Company. The Company shall cooperate timely with any reasonable due diligence request from or review conducted by the Manager or its agents from time to time in connection with the transactions contemplated by this Agreement, including, without limitation, providing information and available documents and access to appropriate corporate officers and the Company's agents during regular business hours and at the Company's principal offices. The requirement to conduct a diligence session or cooperate with other due diligence requests or reviews shall be waived for any Representation Date occurring at a time at which the Company has not instructed the Manager to sell Shares pursuant to Section 3, which waiver shall continue until the date the Company instructs the Manager to sell Shares pursuant to Section 3. Notwithstanding the foregoing, if the Company subsequently decides to instruct the Manager to sell Shares following a Representation Date when the Company relied on such waiver and did not provide the Manager with a due diligence session under this Section 4(o), then before the Company instructs the Manager to sell Shares pursuant to Section 3 or the Manager sells any Shares, the Company shall conduct a due diligence session, in form and substance reasonably satisfactory to the Manager, which shall include representatives of management and the independent accountants of the Company, and cooperate timely with other reasonable diligence requests or reviews.
(p)The Company consents to the Manager trading in the Common Shares for the Manager's own account and for the account of its clients at the same time as sales of the Shares occur pursuant to this Agreement, pursuant to a Terms Agreement, pursuant to any of the Alternative Distribution Agreements or pursuant to any terms agreements thereunder.
(q)The Company will disclose in its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, as applicable, the number of Shares sold through the Manager under this Agreement and sold through each Alternative Manager under the applicable Alternative Distribution Agreement, the Net Proceeds to the Company and the compensation paid by the Company with respect to sales of Shares pursuant to this Agreement and each Alternative Distribution Agreement during the relevant quarter.
(r)If to the knowledge of the Company, the conditions set forth in Section 6(a), 6(f) or 6(g) shall not be true and correct on the applicable Settlement Date, the Company will offer to any person who has agreed to purchase Shares from the Company as the result of an offer to purchase solicited by the Manager the right to refuse to purchase and pay for such Shares.
(s)Each acceptance by the Company of an offer to purchase the Shares hereunder, and each execution and delivery by the Company of a Terms Agreement, shall be deemed to be an affirmation to the Manager that the representations and warranties of the Company contained in or made pursuant to this Agreement are true and correct as of the date of such acceptance or of such Terms Agreement as though made at and as of such date, and an undertaking that such representations and warranties will be true and correct as of

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the Settlement Date for the Shares relating to such acceptance or as of the Time of Delivery relating to such sale, as the case may be, as though made at and as of such date (except that such representations and warranties shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented relating to such Shares).
(t)The Company shall ensure that there are at all times sufficient Common Shares to provide for the issuance, free of any preemptive rights, out of its authorized but unissued Common Shares or Common Shares held in treasury, of the maximum aggregate number of Shares authorized for issuance by the Board pursuant to the terms of this Agreement and each Alternative Distribution Agreement. The Company will use its commercially reasonable efforts to cause the Shares to be listed for trading on the NYSE and Nasdaq and to maintain each such listing.
(u)During any period when the delivery of a prospectus relating to the Shares is required (including in circumstances where such requirement may be satisfied pursuant to Rule 172) to be delivered under the Act, the Company will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act.
(v)The Company shall cooperate with the Manager and use its reasonable efforts to permit the Shares to be eligible for clearance and settlement through the facilities of DTC.
(w)The Company will apply the Net Proceeds from the sale of the Shares in the manner set forth in the Prospectus.
(x)The Company will promptly notify the Manager and the Alternative Managers when the Maximum Program Amount has been sold pursuant to this Agreement and/or the Alternative Distribution Agreements.
5.Payment of Expenses.
(a)The Company agrees to pay the costs and expenses incident to the performance of its obligations under this Agreement, whether or not the transactions contemplated hereby are consummated, including without limitation: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), the Prospectus and each Issuer Free Writing Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, the Prospectus, and each Issuer Free Writing Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Shares; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Shares, including any stamp or transfer taxes in connection with the original issuance and sale of the Shares; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Shares; (v) the registration of the Shares

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under the Exchange Act and the listing of the Shares on the NYSE and Nasdaq; (vi) any registration or qualification of the Shares for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Manager and the Alternative Managers relating to such registration and qualification in an amount not to exceed $5,000 in the aggregate under this Agreement and the Alternative Distribution Agreements); (vii) any filings required to be made with FINRA (including filing fees and the reasonable fees and expenses of counsel for the Manager relating to such filings in an amount not to exceed $5,000 in the aggregate under this Agreement and the Alternative Distribution Agreements); (viii) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Shares; (ix) the fees and expenses of the Company's accountants and the fees and expenses of counsel (including local and special counsel) for the Company; (x) if Shares having an aggregate offering price of $20,000,000 or more have not been offered and sold under this Agreement and/or the Alternative Distribution Agreements by the one-year anniversary of this Agreement (or such earlier date at which the Company terminates this Agreement), the reasonable documented out-of-pocket expenses of the Manager and the Alternative Managers, including the reasonable fees, disbursements and expenses of counsel for the Manager and the Alternative Managers in connection with this Agreement and the Alternative Distribution Agreements and the Registration Statement and ongoing services in connection with the transactions contemplated hereunder and thereunder (but not under any Terms Agreement or any terms agreement under an Alternative Distribution Agreement, which expenses shall be the responsibility of the Manager or the applicable Alternative Manager, as the case may be) (the “Expenses”); provided, however, that the Expenses shall not exceed an aggregate under this Agreement and each of the Alternative Distribution Agreements of $150,000; and (xi) all other costs and expenses incident to the performance by the Company of its obligations hereunder.
6.Conditions to the Obligations of the Manager. The obligations of the Manager under this Agreement and any Terms Agreement shall be subject to (i) the accuracy of the representations and warranties on the part of the Company contained herein as of the Execution Time, each Representation Date, and as of each Applicable Time, Settlement Date and Time of Delivery, (ii) to the performance by the Company of its obligations hereunder and (iii) the following additional conditions:
(a)The Prospectus, and any supplement thereto, required by Rule 424 to be filed with the Commission have been filed in the manner and within the time period required by Rule 424(b) with respect to any sale of Shares; any material required to be filed by the Company pursuant to Rule 433(d) of the Act shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.
(b)The Company shall have requested and caused the Company Counsel to

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furnish to the Manager, on every date specified in Section 4(l) of this Agreement, its opinion, dated as of such date and addressed to the Manager, to the effect that:
(i)The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Ohio.
(ii)The Company has all requisite corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement and any applicable Terms Agreement.
(iii)The Company is duly qualified to transact business and is in good standing in each jurisdiction in which it owns real property except where the failure to qualify and be in good standing would not have a material adverse effect on the condition, financial or otherwise, or on the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise.
(iv)If the Company has one or more significant subsidiaries, as defined in Rule 405 of the Act (each, a “Significant Subsidiary”), each Significant Subsidiary has been duly incorporated or formed and is validly existing as a corporation, partnership, limited liability company or real estate investment trust in good standing or in full force and effect, as the case may be, under the laws of the jurisdiction of its incorporation or formation, has corporate, partnership, limited liability company or real estate investment trust power and authority to own, lease and operate its properties and to conduct its business, and is duly qualified as a foreign corporation, partnership, limited liability company or real estate investment trust to transact business and is in good standing or full force and effect, as the case may be, in each jurisdiction in which it owns real property, except where the failure to so qualify or be in good standing or full force and effect would not have a material adverse effect on the condition, financial or otherwise, or on the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise.
(v)The number of issued and outstanding capital shares of the Company is as set forth in the Disclosure Package and the Prospectus under “Capitalization,” and the outstanding capital shares of the Company have been duly authorized, validly issued, and are fully paid and non-assessable. The capital shares of the Company conform to the description thereof contained in the Disclosure Package and the Prospectus. All of the issued and outstanding capital stock of the Company's Significant Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and, to the best of such counsel's knowledge, except as disclosed in the Disclosure Package and the Prospectus, are owned by the Company free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, except for such security interests, mortgages, pledges, liens, encumbrances, claims or equities that would not have a material adverse effect on the condition, financial or otherwise, or on the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise.

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(vi)Each of this Agreement and any applicable Terms Agreement has been duly authorized, executed and delivered by the Company.
(vii)The Shares have been duly and validly authorized by all necessary corporate action and such Shares have been duly authorized for issuance and sale pursuant to this Agreement and any applicable Terms Agreement or any of the Alternative Distribution Agreements and any applicable terms agreement thereunder, as the case may be. Such Shares, when issued and delivered pursuant to this Agreement and any applicable Terms Agreement against payment of the consideration therefor, will be validly issued, fully paid and non-assessable.
(viii)The issuance of the Shares will not be subject to any preemptive or other similar rights of any shareholder of the Company arising by operation of law or under the charter or by-laws of the Company or, to the best of their knowledge, otherwise; and, except as set forth in the Disclosure Package and the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, capital shares of or ownership interests in the Company are outstanding.
(ix)The Shares conform in all material respects to the statements relating thereto contained in the Disclosure Package and the Prospectus; and the certificates for the Shares are in valid and sufficient form.
(x)The Registration Statement is effective under the Act and, to the best of their knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the Act or proceedings therefor initiated or threatened by the Commission. Any required filing of the Base Prospectus and the Prospectus, and any supplements thereto, pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b).
(xi)The Registration Statement and the Prospectus (other than the documents incorporated by reference therein and the financial statements, related notes and schedules and other financial data and statistical data derived from the financial statements included or incorporated by reference in the Registration Statement or the Prospectus or omitted therefrom, as to which no opinion need be rendered) as of their respective effective or issue dates, complied as to form in all material respects with the requirements for registration statements on Form S-3 under the Act and the rules thereunder.
(xii)Each document filed pursuant to the Exchange Act (other than the financial statements, related schedules and other financial data and statistical data derived from the financial statements included or incorporated by reference therein, as to which no opinion need be rendered) and incorporated or deemed to be incorporated by reference in the Disclosure Package and the Prospectus complied when so filed as to form in all material respects with the Exchange Act.

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(xiii)To the best of their knowledge, there are no legal or governmental proceedings pending or threatened which are required to be disclosed in the Prospectus, other than those disclosed therein, and, to the best of their knowledge, all pending legal or governmental proceedings to which the Company or its Significant Subsidiaries is a party or of which any of the property of the Company or its subsidiaries is the subject that are not described in the Registration Statement, including ordinary routine litigation incidental to the business, are, considered in the aggregate, not material to the business of the Company and its subsidiaries considered as one enterprise.
(xiv)To the best of their knowledge, there are no contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed as exhibits thereto, and the descriptions thereof or references thereto are correct in all material respects.
(xv)No authorization, approval or consent of any court or governmental authority or agency is required that has not been obtained in connection with the consummation by the Company of the transactions contemplated by this Agreement or any applicable Terms Agreement, except such as may be required under the Act, the Exchange Act, and state securities laws or blue sky laws or real estate syndication laws; and to the best of their knowledge, the execution and delivery of this Agreement and any applicable Terms Agreement and the consummation of the transactions contemplated herein and therein and compliance by the Company with its obligations hereunder and thereunder will not (A) constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Significant Subsidiary pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument that is filed or incorporated by reference as an exhibit to the Registration Statement to which the Company or any Significant Subsidiary is a party or by which they are bound or to which any of the property or assets of the Company or any Significant Subsidiary is subject, except (i) where such breach, default, creation or imposition would not have a material adverse effect on the condition, financial or otherwise, or on the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise and (ii) that such counsel expresses no opinion with respect to compliance with financial covenants or tests, or (B) result in a violation of the provisions of any administrative or court order or decree to which the Company or any of its subsidiaries is subject and which is known to such counsel, the charter or by-laws or other organizational document of the Company or any Significant Subsidiary or any applicable law or administrative regulation.
(xvi)Neither the Company nor any Significant Subsidiary is, or will be immediately after the consummation of the transactions contemplated by this Agreement and any applicable Terms Agreement, required to be registered under the Investment Company Act.

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(xvii)The information in the Disclosure Package, the Prospectus and the Prospectus Supplement under the captions “Description of Common Shares,” “Certain Anti-Takeover Provisions,” “Certain Federal Income Tax Considerations” and “Supplemental United States Federal Income Tax Considerations,” to the extent that it constitutes matters of law or legal conclusions, has been reviewed by them and is correct in all material respects.
(xviii)The Company has qualified as a REIT for each of its taxable years ended December 31, 1993 through 2011 and the Company is organized in conformity with the requirements for qualification as a REIT, and the Company's current and proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code for its taxable year ending December 31, 2012 and for future taxable years.
(xix)No holders of securities of the Company have rights to the registration of such securities under the Registration Statement.
In addition, such counsel shall state that they have examined various documents and records and participated in conferences with officers and other representatives of the Company, representatives of the Accountants and with representatives of the Manager at which the contents of the Registration Statement, the Disclosure Package and the Prospectus, and any supplements or amendments thereto, and related matters were discussed and, although such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Disclosure Package or the Prospectus, including the documents incorporated by reference therein (other than as specified above), and any supplements or amendments thereto, on the basis of the foregoing, no facts came to their attention that caused them to believe that (i) the Registration Statement or any amendments thereto, as of the most recent deemed effective date pursuant to Rule 430B(f)(2) of the Act prior to the delivery of such opinion, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) the Disclosure Package, as amended or supplemented at the Execution Time or at any applicable date related to the delivery of such opinion, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (iii) the Prospectus, as of its date or at the relevant Representation Date, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (in each case, other than the Form T-1 and the financial statements, related notes and schedules and other financial data and statistical data derived from the financial statements included or incorporated by reference therein or omitted therefrom, as to which such counsel need express no statement). References to the Prospectus in this paragraph (b) shall also include any supplements thereto at the Settlement Date or Time of Delivery, as applicable. With respect to statements contained in the Disclosure Package, any statement contained in any of the constituent documents shall be deemed to be modified or superseded to the extent

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that any information contained in subsequent constituent documents modifies or replaces such statement.
(c)The Manager shall have received from Sidley Austin LLP, counsel for the Manager, on every date specified in Section 4(m) of this Agreement, such opinion or opinions, dated as of such date and addressed to the Manager, with respect to the issuance and sale of the Shares, the Registration Statement, the Disclosure Package, the Prospectus (together with any supplement thereto) and other related matters as the Manager may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.
In giving their opinions, Sidley Austin LLP may rely as to matters involving the laws of the State of Ohio upon the opinion of Company Counsel, and Company Counsel may rely as to matters involving the laws of the State of New York upon the opinion of Sidley Austin LLP. Company Counsel and Sidley Austin LLP may rely (i) as to the qualification of the Company or its subsidiaries to do business in any state or jurisdiction, upon certificates of appropriate government officials, telephonic confirmation by representatives of such states or confirmation from information contained on the websites of such states and (ii) as to matters of fact, upon certificates and written statements of officers and employees of and accountants for the Company or its subsidiaries.
(d)The Company shall have furnished or caused to be furnished to the Manager, on every date specified in Section 4(k) of this Agreement, a certificate of the Company, signed by the Chairman of the Board or the President and the principal financial or accounting officer of the Company, dated as of such date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Disclosure Package and the Prospectus and any supplements or amendments thereto and this Agreement and that:
(i)the representations and warranties of the Company in this Agreement are true and correct on and as of such date with the same effect as if made on such date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such date;
(ii)no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the Company's knowledge, threatened; and
(iii)since the date of the most recent financial statements included in the Disclosure Package and the Prospectus, there has been no Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus.
(e)The Company shall have requested and caused the Accountants to have furnished to the Manager, on every date specified in Section 4(n) hereof, letters (which may refer to letters previously delivered to the Manager), dated as of such date, in form and substance reasonably satisfactory to the Manager, which letters shall cover, without limitation, the various financial statements and disclosures contained or incorporated by

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reference in the Registration Statement, the Disclosure Package and the Prospectus and other matters ordinarily covered by accountants' “comfort letters” to underwriters in connection with registered public offerings as contemplated in the Statement on Auditing Standards No. 72, as well as confirming that they have performed a review of any unaudited interim financial information of the Company included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus in accordance with Statement on Auditing Standards No. 100. References to the Prospectus in this paragraph (e) include any supplement thereto at the date of the letter.
(f)Since the respective dates as of which information is disclosed in the Registration Statement, the Disclosure Package and the Prospectus, except as otherwise stated therein, there shall not have been a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto) the effect of which is, in the sole judgment of the Manager, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Shares as contemplated by the Registration Statement (exclusive of any amendment thereof), the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto).
(g)Between the Execution Time and the time of any sale of Shares through the Manager, there shall not have been any decrease in the rating of any of the Company's debt securities by any “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) of the Exchange Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.
(h)FINRA shall not have raised any objection with respect to the fairness and reasonableness of the terms and arrangements under this Agreement.
(i)The Shares shall have been listed and admitted and authorized for trading on the NYSE and Nasdaq, and satisfactory evidence of such actions shall have been provided to the Manager.
(j)Prior to each Settlement Date and Time of Delivery, as applicable, the Company shall have furnished to the Manager such further information, certificates and documents as the Manager may reasonably request.
If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Manager and counsel for the Manager, this Agreement and all obligations of the Manager hereunder may be canceled at, or at any time prior to, any Settlement Date or Time of Delivery, as applicable, by the Manager. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.
The documents required to be delivered by this Section 6 shall be delivered at the

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office of Sidley Austin LLP, counsel for the Manager, at 787 Seventh Avenue, New York, New York 10019, on each such date as provided in this Agreement.
7.Indemnification and Contribution.
(a)The Company agrees to indemnify and hold harmless the Manager, the directors, officers, employees and agents of the Manager and each person who controls the Manager within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Shares as originally filed or in any amendment thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) of the Act, the Base Prospectus or the Prospectus Supplement (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact, in each case, necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by the Manager specifically for inclusion therein. This indemnity agreement will be in addition to any liability that the Company may otherwise have.
(b)The Manager agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to the Manager, but only with reference to written information relating to the Manager furnished to the Company by the Manager specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which the Manager may otherwise have.
(c)Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the

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extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.
(d)In the event that the indemnity provided in paragraph (a), (b) or (c) of this Section 7 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Manager agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively “Losses”) to which the Company and the Manager may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Manager on the other from the offering of the Shares; provided, however, that in no case shall the Manager be responsible for any amount in excess of the underwriting discount or commission, as the case may be, applicable to the Shares purchased by the Manager hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Manager severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the Manager on the other in connection with the statements or omissions which resulted in such

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Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Manager shall be deemed to be equal to the total underwriting discounts and commissions, in each case as determined by this Agreement or any applicable Terms Agreement. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the Manager on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Manager agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each person who controls the Manager within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of the Manager shall have the same rights to contribution as the Manager, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).
8.Termination.
(a)The Company shall have the right, by giving written notice as hereinafter specified, to terminate the provisions of this Agreement relating to the solicitation of offers to purchase the Shares in its sole discretion at any time. Any such termination shall be without liability of any party to any other party except that (i) if Shares have been sold through the Manager for the Company, then Section 4(s) shall remain in full force and effect, (ii) with respect to any pending sale, through the Manager for the Company, the obligations of the Company, including in respect of compensation of the Manager, shall remain in full force and effect notwithstanding the termination and (iii) the provisions of Sections 2, 5, 7, 9, 10, 12, 14 and 15 of this Agreement shall remain in full force and effect notwithstanding such termination.
(b)The Manager shall have the right, by giving written notice as hereinafter specified, to terminate the provisions of this Agreement relating to the solicitation of offers to purchase the Shares in its sole discretion at any time. Any such termination shall be without liability of any party to any other party except that the provisions of Sections 2, 5, 7, 9, 10, 12, 14 and 15 of this Agreement shall remain in full force and effect notwithstanding such termination.
(c)This Agreement shall remain in full force and effect unless terminated pursuant to Section 8(a) or (b) above or otherwise by mutual agreement of the parties;

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provided that any such termination by mutual agreement shall in all cases be deemed to provide that Sections 2, 5, 7, 9, 10, 12, 14 and 15 shall remain in full force and effect.
(d)Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that such termination shall not be effective until the close of business on the date of receipt of such notice by the Manager or the Company, as the case may be. If such termination shall occur prior to the Settlement Date or Time of Delivery for any sale of the Shares, such sale shall settle in accordance with the provisions of Section 3(a)(vii) of this Agreement.
(e)In the case of any purchase of Shares by the Manager pursuant to a Terms Agreement, the obligations of the Manager pursuant to such Terms Agreement shall be subject to termination, in the absolute discretion of the Manager, by notice given to the Company prior to the Time of Delivery relating to such Shares, if at any time prior to such delivery and payment (i) trading in the Company's Common Shares shall have been suspended by the Commission, the NYSE or Nasdaq or trading in securities generally on the NYSE or Nasdaq shall have been suspended or limited or minimum prices shall have been established on either of such exchanges, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Manager, impractical or inadvisable to proceed with the offering or delivery of the Shares as contemplated by the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto).
9.Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Manager set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by the Manager or the Company or any of the officers, directors, employees, agents or controlling persons referred to in Section 7 hereof, and will survive delivery of and payment for the Shares.
10.Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Manager, will be mailed, delivered or telefaxed to Merrill Lynch, Pierce, Fenner & Smith Incorporated, One Bryant Park, New York, New York 10036, Attention: Reid Barnett, Facsimile: (646) 855-3073 or via email at reid.barnett@baml.com; or, if sent to the Company, will be mailed, delivered or telefaxed to (216) 289-9600 and confirmed to it at (216) 797-8780, attention of the Legal Department.
11.Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 7 hereof, and no other person will have any right or obligation hereunder.
12.No Fiduciary Duty. The Company hereby acknowledges that (a) the purchase and sale of the Shares pursuant to this Agreement is an arm's-length commercial transaction between

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the Company, on the one hand, and the Manager and any affiliate through which it may be acting, on the other, (b) the Manager is acting solely as sales agent and/or principal in connection with the purchase and sale of the Company's securities and not as a fiduciary of the Company and (c) the Company's engagement of the Manager in connection with the offering and the process leading up to the offering is as an independent contractor and not in any other capacity. Furthermore, the Company agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether the Manager has advised or is currently advising the Company on related or other matters). The Company agrees that it will not claim that the Manager has rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.
13.Integration. This Agreement and any Terms Agreement supersede all prior agreements and understandings (whether written or oral) between the Company and the Manager with respect to the subject matter hereof.
14.Applicable Law. This Agreement and any Terms Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.
15.Waiver of Jury Trial. The Company hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement, any Terms Agreement or the transactions contemplated hereby or thereby.
16.Counterparts. This Agreement and any Terms Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.
17.Headings. The section headings used in this Agreement and any Terms Agreement are for convenience only and shall not affect the construction hereof.
18.Definitions. The terms that follow, when used in this Agreement and any Terms Agreement, shall have the meanings indicated.
“Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.
“Applicable Time” shall mean, with respect to any Shares, the time of sale of such Shares pursuant to this Agreement or any relevant Terms Agreement.
“Base Prospectus” shall mean the base prospectus referred to in Section 2(a) above contained in the Registration Statement at the Execution Time.
“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

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“Commission” shall mean the Securities and Exchange Commission.
“Disclosure Package” shall mean (i) the Base Prospectus, (ii) the Prospectus Supplement, (iii) the Issuer Free Writing Prospectuses, if any, identified in Schedule I hereto, (iv) the public offering price of Shares sold at the relevant Applicable Time and (v) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.
“Effective Date” shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or becomes effective, including, without limitation, each deemed effective date with respect to the Manager pursuant to Rule 430B.
“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.
“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.
“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.
“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.
“Material Adverse Effect” shall mean any material adverse change or development that could reasonably be expected to result in a material adverse change in the condition, financial or otherwise, or in the prospects, earnings, business or operations, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as one enterprise.
“Maximum Program Amount” shall mean Shares with an aggregate gross sales price of $75,000,000 (or, if less, the aggregate amount of Shares registered under the Registration Statement).
“Prospectus” shall mean the Base Prospectus, as supplemented by the Prospectus Supplement.
“Prospectus Supplement” shall mean the most recent prospectus supplement relating to the Shares that was first filed pursuant to Rule 424(b) at or prior to the Execution Time.
“Registration Statement” shall mean the registration statement referred to in Section 2(a) above, including exhibits and financial statements and any prospectus supplement relating to the Shares that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B, as amended on each Effective Date and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective, shall also mean such registration statement as so amended or

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such Rule 462(b) Registration Statement, as the case may be.
“Rule 153”, “Rule 158”, “Rule 163”, “Rule 164”, “Rule 172”, “Rule 405”, “Rule 415”, “Rule 424”, “Rule 430B” “Rule 433” and “Rule 462” refer to such rules of the Act.
“Rule 462(b) Registration Statement” shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in Section 2(a) hereof.

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If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement between the Company and the Manager.
Very truly yours,

ASSOCIATED ESTATES REALTY CORPORATION

By:     /s/ Lou Fatica
Name:    Lou Fatica
Title:    Vice President, Treasurer & CFO
The foregoing Agreement is
hereby confirmed and accepted
as of the date first written above.

MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED

By:     /s/ Greg Wright
Name:    Greg Wright
Title:    Managing Director

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SCHEDULE I

Compensation
The Manager shall be paid compensation at a mutually agreed rate, not to exceed 2.0% of the gross sales price of the Shares sold pursuant to the terms of this Agreement.

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SCHEDULE II

Schedule of Free Writing Prospectuses included in the Disclosure Package

None

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[Form of Terms Agreement]                            ANNEX I

Associated Estates Realty Corporation

Common Shares

TERMS AGREEMENT

______, 20__

Merrill Lynch, Pierce, Fenner & Smith
Incorporated
One Bryant Park
New York, New York 10036

Dear Sirs:

Associated Estates Realty Corporation (the “Company”) proposes, subject to the terms and conditions stated herein and in the Equity Distribution Agreement, dated August [ ], 2012 (the “Equity Distribution Agreement”), between the Company and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the “Manager”), to issue and sell to the Manager the securities specified in Schedule I hereto (the “Purchased Shares”) [, and to grant to the Manager the option to purchase the additional securities specified in the Schedule I hereto (the “Additional Shares”)]. [Include only if the Manager has an option to purchase additional shares]
[The Manager shall have the right to purchase from the Company all or a portion of the Additional Shares at the same purchase price per share to be paid by the Manager to the Company for the Purchased Shares, less an amount equal to any dividend paid or payable on the Purchased Shares and not payable on the Additional Shares. This option may be exercised by the Manager at any time (but not more than once) on or before the thirtieth day following the date hereof, by written notice to the Company. Such notice shall set forth the aggregate number of Additional Shares as to which the option is being exercised, and the date and time when the Additional Shares are to be delivered (such date and time being herein referred to as the “Option Closing Date”); provided, however, that the Option Closing Date shall not be earlier than the Time of Delivery (as set forth in Schedule I hereto) nor earlier than the second business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised. Payment of the purchase price for the Additional Shares shall be made at the Option Closing Date in the same manner and at the same office as the payment for the Purchased Shares.] [Include only if the Manager has an option to purchase additional shares]
Each of the provisions of the Equity Distribution Agreement not specifically related to the solicitation by the Manager, as agent of the Company, of offers to purchase securities is incorporated herein by reference in its entirety, and shall be deemed to be part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Each of the representations and warranties set forth therein shall be deemed to have been made at and as of the

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date of this Terms Agreement [and] [,] the Time of Delivery [and any Option Closing Date] [Include only if the Manager has an option to purchase additional shares], except that each representation and warranty in Section 2 of the Equity Distribution Agreement which makes reference to the Prospectus (as therein defined) shall be deemed to be a representation and warranty as of the date of the Equity Distribution Agreement in relation to the Prospectus, and also a representation and warranty as of the date of this Terms Agreement [and] [,] the Time of Delivery [and any Option Closing Date] [Include only if the Manager has an option to purchase additional shares] in relation to the Prospectus as amended and supplemented to relate to the Purchased Shares.
An amendment to the Registration Statement (as defined in the Equity Distribution Agreement), or a supplement to the Prospectus, as the case may be, relating to the Purchased Shares [and the Additional Shares] [Include only if the Manager has an option to purchase additional shares], in the form heretofore delivered to the Manager is now proposed to be filed with the Securities and Exchange Commission.
Subject to the terms and conditions set forth herein and in the Equity Distribution Agreement which are incorporated herein by reference, the Company agrees to issue and sell to the Manager and the latter agrees to purchase from the Company the number of shares of the Purchased Shares at the time and place and at the purchase price set forth in Schedule I hereto.

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If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, whereupon this Terms Agreement, including those provisions of the Equity Distribution Agreement incorporated herein by reference, shall constitute a binding agreement between the Manager and the Company.

ASSOCIATED ESTATES REALTY CORPORATION

By:
Name:
Title:

ACCEPTED as of the date
first written above

MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED

By:
Name:
Title:

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Schedule I to the Terms Agreement

Title of Purchased Shares [and Additional Shares]:
Common Shares, without par value

Number of Purchased Shares:

[Number of Additional Shares:]

[Price to Public:]

Purchase Price by the Manager:

Method of and Specified Funds for Payment of Purchase Price:
By wire transfer to a bank account specified by the Company in same day funds.

Method of Delivery:
Free delivery of the Shares to the Manager's account at The Depository Trust Company in return for payment of the purchase price.

Time of Delivery:

Closing Location:

Documents to be Delivered:

The following documents referred to in the Equity Distribution Agreement shall be delivered as a condition to the closing at the Time of Delivery [and on any Option Closing Date]:

(1) The opinion referred to in Section 4(l).
(2) The opinion referred to in Section 4(m).
(3) The accountants' letter referred to in Section 4(n).
(4) The officers' certificate referred to in Section 4(k).
(5) Such other documents as the Manager shall reasonably request.

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